Power of Attorney
The undersigned, being a person required to file a statement under section 16(a) of the Securities Act of 1934 (the "1934 Act") and/or Section 30(h) of the Investment Company Act of 1940 (the "1940 Act") with respect to the Prudential Short Duration High Yield Fund, Inc. and the Prudential Global Short Duration High Yield Fund, Inc., each a Maryland corporation, do hereby appoint

Deborah A. Docs, Claudia DiGiacomo, Andrew R. French, Agatha T. Ruddy and Jonathan D. Shain

and each of them, as his attorney-in-fact to execute and deliver statements on Form 3, Form 4, and Form 5 as required by the 1934 Act and 1940 Act to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 2nd day of June 2016.

/s/ Steven A. Kellner
Name: Steven A. Kellner
Title: Vice President, PGIM, Inc.

NOTARY ACKNOWLEDGEMENT

State of New Jersey   )
                                      )ss
County of Essex          )

On the 2nd day of June 2016, before me, Thomas 0. Boland, notary public in and for said county, personally appeared Steven A. Kellner, in his individual capacity and in the authorized capacity as a Vice President of PGIM, Inc.
and has satisfactorily identified himself as the signer to this document.

/s/ Thomas O. Boland
Notary Public
Thomas O. Boland
# 2412131
My commission expires 09/12/2016
[SEAL]